                          AGREEMENT TO BUILD AND LEASE

         THIS LEASE AGREEMENT, made and entered into this 30 day of December, 1998 by and between MMCA DEVELOPMENT, LLC. or its nominee, hereinafter called "Lessor", whose address is 1111 East Broad Street, Elyria, Ohio 44035, and ALL AMERICAN SPORTS CORPORATION, a Delaware Corporation, whose address is 1320 Taylor Street, Elyria, Ohio, together hereinafter called "Lessee".

         WITNESSETH:

         PREMISES: That in consideration of the covenants and agreements hereinafter mentioned, and to be performed by the respective parties hereto, and in payment of rentals hereinafter designated to be paid by Lessee in accordance with provisions of this Lease, Lessor has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto said Lessee, its successors and assigns, and Lessee takes and hires from Lessor that certain parcel of real property located on Sugar Lane, Elyria, Ohio, together with the building to be erected thereon, and more particularly described in Exhibit "A" attached hereto and made a part hereof.

         TO HAVE AND TO HOLD, the above-described premises, together with all and singular tenements, hereditaments and appurtenances thereunto belonging, or in any way incident or appertaining, together with the rents, issues and profits thereof (save and except the rents and other amounts due the Lessor from the Lessee herein), unto said Lessee for a term of years as hereinafter set forth, beginning with a date as provided in Paragraph 2 hereunder.

         The terms, conditions and covenants of this Lease are as follows:

         1. CONSTRUCTION BY LESSOR.

         (a) Lessor covenants and agrees to construct, and pay for, a building including site improvement costs on the demised premises according to plans and specifications as prepared by Lessor and plot plans provided by Lessee, which plans and specifications and plot plans shall be approved in writing by Lessor and Lessee, and which are incorporated herein by reference. Said construction shall be by the Lessor, in accordance with the proposal of said Lessor, dated 12/28/98, which is attached hereto, marked Exhibit "B" and made a part hereof, together with any amendments or additions thereto, which shall be initialed by the parties and also made a part hereof. Construction work shall commence as soon as a building permit can be obtained for said work and necessary zoning requirements have been satisfied, and shall be completed as rapidly as conditions permit, but not later than August 15, 1999, subject to delay caused by conditions beyond the control of the Lessor.

         (b) At all times, until the building is complete, Lessee shall have the right to enter upon the premises for the purpose of inspecting the construction and progress of the building, provided that Lessee shall not interfere with the progress of said construction. The Lessor covenants and agrees to submit to Lessee's construction manager, prior to the commencement of construction, a tentative inspection schedule mutually satisfactory to the parties hereto. Said inspection schedule shall set forth the dates of the following stages of construction so that the Lessee may inspect and approve each stage of construction. The stages of construction shall be:

         STAGE 1: The period of excavation work or any required or necessary fill work.

         STAGE 2: The period of construction of any necessary or required retaining wall.

         STAGE 3: The time prior to the pouring of any footings or other foundation.

         STAGE 4: The time of completion of the erection of structural steel framework.

         STAGE 5: The time prior to completion and concealment of electrical wiring, completion or rough plumbing, duct work, roof and partitions and/or walls.

         STAGE 6: The period of preparation of sub-base and base for paving.

         STAGE 7: The period after completion of all construction work and installation of equipment.


         (c) The building and parking lot are to be used for sports equipment renovation, equipment sales and other related uses necessary for Lessee's business and for no other purpose without the written consent of Lessor.

         (d) All risk of loss to the demised premises prior to commencement date of the lease term shall remain with the Lessor and any damages shall be promptly repaired by Lessor, but the costs of builder's risk insurance shall be included in Lessor's cost of construction.

         (e) For a period of one (1) year immediately following the commencement of the term of this Lease, Lessor shall be liable to Lessee for any damage or injury to Lessee or Lessee's property occasioned by any defect in the materials or labor used in the construction of said premises.

         Should Lessor neglect or refuse to repair any such defect for which Lessor is responsible, within a reasonable time after notice that such defect or defects exist, Lessee, without liability or forfeiture of its terms hereby demised, may, at its option, have such repairs made at the expense of Lessor and deduct from the rent the cost of repairing such defect or defects.


                  2. TERM. The term of this Lease shall commence on the first day of the month following the date that the building and site improvements are substantially completed by Lessor in accordance with the plans and specifications heretofore referred to as determined by generally accepted construction standards and shall continue for the full period of fifteen (15) years thereafter. Substantial completion as used herein shall mean the date after the completion of the building and land improvements to the extent that Lessee may use and occupy the same for the conduct of its business. The Lessee shall pay rent for the fractional month before the commencement date of the term of the Lease on a prorated basis, beginning on the day following the date of substantial completion. The teen of the Lease shall not commence before an occupancy permit has been issued by appropriate governmental authority and such commencement date shall be documented by letter signed by both parries to the Lease.


                  3. POSSESSION. Possession of the leased premises shall be delivered to the Lessee upon the commencement of the Lease term; however, Lessee shall have the right prior to the beginning of the term of this Lease to install its fixtures and equipment at its own risk, free from rent, provided such installation does not interfere with the work being done in the construction of the building.


                  4. (A) RENTAL. Lessee shall pay to Lessor a minimum basic annual rental at the rate of Four and 50/100 Dollars ($4.50) per square foot per year of the building constructed in accordance with Paragraph 1 above. Said square footage shall be determined by the exterior dimensions of the building, which shall include both manufacturing and office space.

                  (B) ALLOWANCE - Lessor hereby grants to Lessee an allowance not to exceed the sum of One Hundred Thousand Dollars ($100,000.00) to be used by Lessee to offset any and all moving expenses that Lessee may have in moving from their present facilities to the premises hereinabove described.

                  5. COST OF CONSTRUCTION. The additional cost of construction by reason of changes from the original approved plans or specifications as requested by Lessee which result in additional costs to the Lessor not reflected in the plans and specifications as approved by Lessee, which changes must first be approved in writing by the Lessee, shall be paid by the Lessee to the Lessor, such payment to be made to Lessor when said changes are completed.

                  6. TAXES. Lessor agrees to pay promptly and before they become delinquent, all taxes, general and special, imposed at any time during the term of this Lease upon or against the Premises, including the land and all improvements now or hereafter thereon which may be lawfully assessed in the name of the Lessor.

                  7. UTILITIES. Lessee agrees to pay for al utilities for the leased premises during the term of this Lease, including, without limitation, gas, electricity and water and sewer rental.

                  8. INDEMNIFICATION OF LESSOR; INSURANCE.

                  A. The Lesser agrees to indemnify and save harmless the Lessor from all actions and claims for damages by reason of injury to or the death of any person and damage to or destruction of any property arising out of the occupancy of the leased premises and the operation of the business thereon, including liability for products dispensed from the leased premises, during the term of the lease.

                  B. Lessee, at its own cost and expense, shall keep all buildings, improvements on, in or appurtenant to the demise premises at the commencement of the term and thereafter erected thereon or therein, including alterations, replacements and improvements, insured for the benefit of Lessor and Lessee against loss or damage by fire, casualty and all available extended coverage or other hazards and similar insurance as may from time to time be required in a sum not less than the full insurable value thereof. Lessee covenants to pay all insurance premiums when and as the same become due.

                  C. Lessee covenants to provide on or before the commencement of the term of this Lease to keep in force during the term, a comprehensive public liability policy of insurance protecting Lessor and Lessee against any liability for injury to persons and/or property occurring in, on or about the demised premises, or any appurtenances thereto. Lessee covenants to carry such insurance in a solvent company or companies of recognized standing, licensed to do business in the state in which the demised premises are located in an amount not less than $5,000,000.00 combined single limit (bodily injury and property damage); which policy will be approved by Lessor and be written for the use and benefit of Lessor and Lessee, with Lessor and Lessee being assureds. Lessee shall provide Lessor with a copy or certificate of all insurance policies above referred to.


                  9. REPAIRS. The Lessee will be responsible for the interior of the building and for the repair of minor components of the electrical, plumbing, heating, ventilating/air conditioning, water heating and, if any, sprinkler systems, fixtures and equipment. "Minor component parts" shall mean items such as fuses, thermostats, filters, belts, faucets, sprinkler heads, etc. Lessee shall protect such systems, fixtures and equipment against freezing and damage due to Lessee's neglect and shall routinely perform preventative maintenance. Lessee shall be responsible to remove snow and ice from all walks, pavements and parking areas. Lessee shall also be responsible for repair and maintenance of exit doors, exit signs and or the replacement of broken door and window glass. Lessor shall be responsible for all repairs under the normal one year warranty given by the building contractor. In addition Lessor shall be responsible for all repairs to the roof.

                  10. ALTERATIONS. Lessee may, from time to time, at its own expense, alter, renovate or improve the premises, provided the same be performed in a good workmanlike manner in accordance with accepted building practices and so as not to weaken and impair the structure or substantially lessen the value of the building, provided that any alterations, additions or improvements of a capital nature be first approved in writing by Lessor.

                  11. TITLE. Lessor represents and covenants that it has fee simple title, free and clear and unencumbered to the premises when this Lease was executed except as hereinafter set forth and has full right and authority to execute this Lease for the term and upon the conditions herein contained, and there are no restrictive covenants, zoning or other ordinances or regulations prohibiting the Lessee's use of the premises for the purposes for which the same are hereby leased. If by reason of any breach by Lessor of the foregoing covenants and representation or if by reason of any zoning or other regulation or ordinance hereafter adopted, the use of the premises, in either their present condition or after any alterations thereof, for the purposes for which the same are hereby leased is prevented or prohibited, then at Lessee's option and without prejudice to any right or remedy which Lessee may have, the Lessee may terminate this Lease and the Lease shall cease and come to an end on the 10th day following notice by Lessee to Lessor of Lessee's exercise of such option.

                  The leased premises are subject to the following liens and encumbrances:

                  (i) current real estate taxes which are a lien but not yet due and payable;

                  (ii) a mortgage to ____________________________________in the current amount of $_____________________;

                  12. SUBORDINATION. This Lease shall be subordinate to any mortgage against the premises, the proceeds of which are to be used by Lessor (for the land purchase, construction of the buildings and other improvements) to the demised premises. The total monthly payments upon any such mortgage shall be no greater than the monthly rent heretofore reserved and any proposed mortgagees must agree that the Lessee herein and/or its Sub-Lessee shall not be disturbed in its possession of the premises in the event of a foreclosure suit brought against the mortgagor, so long as Lessee is not in default of this Lease. Lessee agrees that it will, upon demand, execute any and all instruments as may be required to evidence such subordination upon the conditions herein set forth.

                  13. COVENANT OF QUIET ENJOYMENT. Lessor covenants that Lessee on the performance of the terms and conditions of this Lease shall and may peaceably and quietly have, hold and enjoy the premises for the term aforesaid.

                  14. DAMAGE TO PREMISES. If during the term of this Lease the building, improvements in or appurtenant to the demised premises shall be destroyed by fire, storm, lightning, earthquake or other casualty, rental shall abate in such proportion as use of the premises by Lessee has been destroyed, and Lessor shall restore premises to substantially the same condition as before damage as speedily as practical but not exceed six months; whereupon, full rental shall commence. In the event the building is destroyed to the extent that it is unusable for Lessee's business operations, then in such event either party shall have the option to terminate this lease by written notice to the other given within ten (10) days following the happening of the event. If neither party elects to terminate, such loss shall be treated in the same manner as herein provided for a partial loss.

                  15. DEFAULT. Upon failure of Lessee to pay the rent at the time and in the manner hereinbefore provided, or upon the failure of Lessee to promptly perform any other covenant or agreement hereunder, Lessor may, at its option, terminate this Lease and the term hereof by giving Lessee at least thirty (30) days written notice of such termination, and after the giving of such notice, if such default is not cured by the date fixed therein for such termination, or if Lessee is not in the process of curing such default if such default cannot be reasonably cured within thirty (30) days, this Lease shall cease and come to an end on such fixed date and thereupon Lessee shall vacate and surrender the demised premises to Lessor and Lessor may reenter and repossess itself of the same, discharged of this Lease, and remove all persons and parties therefrom with of without legal process, and using such force as may be necessary so to do without being guilty of trespass, forcible entry or detainer or other tort; that in the event of any repossession of the demised premises by Lessor because of the default of Lessee herein, either under the foregoing provisions or in pursuance of any proceedings under the laws or statutes of the state within which the demised premises are situated, Lessor may, if it so elects, re-let the premises or any part thereof, either on its own account, or as agent for Lessee, and for the balance of the term hereof, or for a longer or shorter period in the discretion of the Lessor, and Lessee agrees to pay to Lessor the rent hereinbefore reserved on the days when the same becomes due and payable, less the net proceeds of the reletting, if any. Nothing herein shall be construed to limit the remedies of Lessor in the event of default by Lessee.

                  16. MECHANICS LIENS. The Lessor and Lessee covenant, each to the other, not to permit any lien to be filed against the demised property on account of non-payment or disputes with respect to labor or materials furnished in connection with the construction as referred to herein, or any subsequent repairs or modifications or additions thereto, nor shall the parties permit any judgment, lien or attachment to lie against the property. Should any lien of any nature, including the foregoing but not limited thereto, be filed against the property, the party from whose debt or alleged debt such lien arises, shall within thirty (30) days cause said lien to be removed by substitution of collateral or otherwise.

                  17. PERMITS AND LICENSES. This lease and all the terms, covenants and conditions herein contained, is subject to the obtaining of building permits and all other permits and licenses necessary for the erection and opening of a building for Lessee's purposes as set forth above and in accordance with the plans and specifications referred to in Paragraph 1(a) above. In the event that all permits and licenses for the erection and occupation of such building are not obtainable or available from the appropriate governmental authorities, then this Lease shall be null and void and of no effect and shall terminate immediately upon Lessor giving notice to Lessee of the denial of any issuance of the aforesaid permits and licenses.

                  18. END OF TERM. Upon expiration of this Lease, Lessee having fully complied with the terms and conditions, Lessor hereby waives any right to claim any signs, equipment and fixtures affixed to the demised property by Lessee and same may be removed by Lessee, as well as any part of the fixtures that may have been affixed to the real property by Lessee which Lessee may remove provided that the premises are restored to its original condition, normal wear and tear excepted.

                  19. OPTION TO RENEW. Lessor grants Lessee an option to renew this Lease for a consecutive ten (10) year term, after the expiration of the original term, on the same terms as this Lease except that the rental for said term shall be at a rate of Four and 86/100 Dollars ($4.86)
         per square foot per year. Lessee shall give Lessor written notice of Lessee's intention to renew at least sixty (60) days prior to the expiration of the term of this Lease. It is clearly understood and agreed between the parties that any holding over or failure to vacate the premises at the end of the Lease term or any extension thereof shall, under no circumstances, be deemed or construed to be an exercise of the option to renew or a renewal of the Lease, in the absence of written notice by Lessee to Lessor of the exercise of the option.

                  20. CONDEMNATION. If the whole of the demised premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease, Lessee reserves unto itself the right to prosecute its claim for an award based upon its leasehold interest of buildings, alterations and improvements for such taking, without impairing any rights of Lessor for the taking of or injury to the reversion.

                  In the event that a part of the demised premises shall be taken or condemned, and that:

                  (a) the part so taken includes the building on the demised premises or any part thereof; or

                  (b) the part so taken shall consist of twenty five (25) percent or more of the total parking area; or

                  (c) such partial taking shall result in cutting off direct access from the demised premises to any adjacent public street or highway;

         then and in any such event, the Lessee may at any time either prior to or within a period of sixty (60) days after the date when possession of the premises shall be required by the condemning authority, elect to terminate this Lease. In the event that Lessee shall fail to exercise any such option to terminate this Lease, or in the event that a part of the demised premises shall be taken or condemned under circumstances under which the Lessee will have no such option, then in either such event this Lease shall continue in effect with respect to the portion of the demised premises not so taken, and Lessor will, with all due diligence and at its own cost and expense, repair and restore the demised premises or what may remain thereof to their former condition, and to the extent that the Lessee's possession of the leased premises may be impaired, and until the completion of such work, the obligation of the Lessee to pay rent and real estate taxes shall abate.

                  21. RIGHTS-OF-WAY, RESTRICTIONS, ETC. Lessor covenants that the demised premises are free and clear of all encumbrances, easements, rights-of-way, reservations, restrictions, covenants, limitations and conditions that would restrict the construction, maintenance and operation of Lessor's business with its necessary appurtenances as shown in the plans and specifications prepared by Lessor. In the event that the demised premises are burdened with any encumbrances, easements, rights-of-way, reservations, restrictions, covenants, limitations and conditions that would restrict the construction, maintenance and operation of Lessee's business with its necessary appurtenances, then Lessee will have the option of terminating this contract and all sums paid hereunder will be returned.

                  22. BROKER COMMISSION. Both parties hereto covenant to the other that this lease has been entered into by them without the intervention of a real estate broker or salesman and by reason thereof no sales commission, compensation or other brokerage expenses are due or payable by either party.

                  23. NOTICES. Every notice, approval, consent or other communication authorized or required by this Lease, shall be effective if given in writing and sent by United States Registered or Certified Mail, return receipt requested, with postage prepaid, and addressed directly to the Lessor and Lessee at their respective addresses, as set forth in Page 1 of this lease agreement, or such other addresses as either party may designate by written notice, from time to time.

                  24. CONSTRUCTION OF LEASE. In the event that any of the provisions of this Lease shall be court order be held invalid or in the contravention of any of the laws of the State of Ohio, such invalidation shall not serve to affect the remaining portion of this Lease agreement. The Lease shall be governed and construed by the laws of the State of Ohio.

                  25. LEASE BINDING ON SUCCESSOR. This contract shall bind the Lessor and Lessee, and their successors, heirs, assigns, administrators, legal representatives, executors or assigns, as the case may be.

                  26. HEADINGS. Headings or titles of the paragraphs and sub-paragraphs are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

                  27. SHORT FORM LEASE. The parties will at any time at the request of either one promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of the lease, setting forth a description of the premises, the terms of this Lease and any other portions hereof, excepting the rental provisions, as either party may request. If the precise date of commencement and termination of the term of this Lease are not known at the time of execution of said short form of Lease, the parties will, as soon as they are known and at the request of either party, execute a supplemental instrument in recordable form, setting forth the exact date of commencement and termination of the terms.

                  28. ASSUMPTION OF LESSEES' PRESENT RENTAL OBLIGATIONS:
         Lessee represents that it is currently obligated on leases for the premises at 1320 Taylor Street and 1305 Taylor Street in Elyria, Ohio which expire on May 31, 2000 and August 31, 2000, respectively. Lessor agrees to assume the balance of these rental obligations from the date of commencement of this lease through the expiration of the lease at 1320 Taylor Street, Elyria, Ohio and 1305

         Taylor Street, Elyria, Ohio, for a total obligation not to exceed $45,433.80 for 1320 Taylor Street, Elyria, Ohio and for a total obligation not to exceed $78,000 for 1305 Taylor Street, Elyria, Ohio. Following the assumption of these rentals by Lessor, Lessor shall have the right to have the right to sublet said premises as it may see fit.

                  29. PERSONAL PROPERTY: Lessor agrees that the Lessee is the owner of the personal property to be located on the premises to be occupied by Lessee under the terms of this Lease, whether said personal property is attached to the premises or not. Lessor further acknowledges that NBD Bank, 1116 West Long Lake Road, Bloomfied Hills, MI 48302 has a lien upon or security interest in all of the Lessee's personal property and that said lien is prior to and superior to any interest lien or claim of any nature that the Lessor may now have or hereafter obtain in the personal property, whether by operation of law, contract or otherwise. Lessor further agrees that NBD Bank and/or Lessee may remove said personal property from the premises hereinabove described at any time without hindrance on the part of the Lessor and upon request of Lessor, will grant to NBD Bank or its representatives access to the premises so that NBD Bank or its representative may remove any personal property. Lessor further agrees that said personal property shall remain personal property and shall not become fixtures, notwithstanding the manner or mode of the attachment of the personal property to the land. Lessor waives any rights it may now or hereafter have in said personal property including, without limitation, any lien rights available under applicable law.

              IN WITNESS WHEREOF, the Lessor and the Lessee and Guarantors have respectively signed and sealed this Lease as of the day and year first above written.


         IN THE PRESENCE OF:                   MMCA DEVELOPMENT, LLC.



         /s/ Christina Abraham                 By: /s/
         ---------------------------------        ------------------------------
                                               Its: Pres.


         /s/ William D. Logan
         ---------------------------------

                                               ALL AMERICAN SPORTS CORPORATION



         /s/ Kelly R. Turner                   By: /s/ Jay Cromwell
         ---------------------------------        ------------------------------
                                               Its:  VP/Operations


         /s/ Robert J. Kelly
         ---------------------------------        ------------------------------





 STATE OF OHIO
          SS
 LORAIN COUNTY

         Before me, a notary public in and for said county and state, personally appeared MMCA Development, LLC. by _____________________________________ its
________________________ who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and the free act and deed of him personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at________________________, Ohio this 5 day of Jan (1998.) 1999



                                             /s/ Tammy Sanders
                                             ---------------------------------
                                  .          Notary Public
                                             Com Exp 6-29-99

    STATE OF OHIO
           SS
    LORAIN COUNTY

         Before me, a notary public in and for said county and state, personally appeared All American Sports Corporation, by Ray Cromwell its VP/Operations who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and the free act and deed of him personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Lorain Co., Ohio this 30th day of December, 1998.



                                            /s/ Andrea J. DeChant
                                            ---------------------------------
                                            Notary Public

                                                ANDREA J. DECHANT
                                                Notary Public. State of Ohio
                                                My Commission Expires 5-21-2000

                                    GUARANTEE


         WHEREAS, All American Sports Corporation is a wholly owned subsidiary of Riddell Sports, Inc.; and

         WHEREAS, MMCA Development, LLC. requires the guarantee of Riddell Sports, Inc. as an inducement to enter into the lease attached hereto;

         IT IS HEREBY AGREED AS FOLLOWS:

         Riddell Sports, Inc. hereby does guarantee all of the obligations of All American Sports Corporation under the terms and conditions of the lease attached hereto, subject to the following:

         In the event that Riddell Sports, Inc., during the term of said lease, shall sell either the assets of All American Sports Corporation or the corporate stock of A11 American Sports Corporation to another entity whose purpose shall be carrying on and continuing the business of All American Sports Corporation and which entity has the financial capability of doing so (as opposed to the liquidation of the assets of All American Sports Corporation) and said entity shall affirmatively, in writing, agree to be obligated upon the attached lease, then the guarantee of Riddell Sports, Inc. shall thereafter be null and void.




                                                  RIDDELL SPORTS, INC.



                                                  By: /s/ David Groelinger
                                                     --------------------------
                                                  Its: EVP & CFO

                                    EXHIBIT B

         65000 SQ FT. Of plant area, building 300'-0" x 175' -0" x 20'-0" and 100'-0 x 125'-0" x20' -0", including (2) truck wells,(]) elevated dock,(3)large overheads, radiant heat, electric (Minimum 800 amp service ),mechanical and sprinkler per code, 6" concrete floor,8'-0" wainscote on (3) walls, and asphalt parking for (120) cars. Building to be designed for future expansion off rear end wall. Building includes
         (2) 1' 2'x35' laundry trenches. Paint booth and stacks to be by Riddell/All American. Separate men and women's restrooms for plant employees.


         7000 SQ FT. of office space, building to be 35'-0" x 200'-0"x 14'-0" including all interior finishes, electrical, mechanical, sprinkler and HVAC systems. Office area to include separate men's and women's restrooms for office employees (1) large conference room, break room with kitchenette and (2) small meeting rooms. Office finishes include commercial grade carpet, painted dry wall and drop in acoustical ceilings.

                                      NOTES

                  Comm'l carpet allowance ($18-20) per yd.
                  800 amp electrical service - 3 phase
                  110 volt drops @ each outer column & each interior column
                   (plant area)
                  Roof system plant area Butler MR24 (20 yr. Warranty)
                  Roof system office area Butler VSR (20 yr. Warranty)
                  Office electrical will be adequate circuits for computer use
                   (on clean lines)
                  Landscaping provided --$5000 allowance
                  Riddell\All American will be given opportunity @their expense to install wiring for computer and phone system prior to drywall installation
                  Kitchenette for Lunch Room


                                    ADDITIONS
                                       BY
                               Riddell/All American

                  Add lunch room in plant 400 SQ FT
                  Add factory office 150 SQ FT
                  Add helmet test room 200 SQ FT
                  Add overhead storage over factory restrooms, lunch room ,etc. Add mail room in plant 150 SQ FT
                  Add walls to enclose buffing room, drying room, and separate bag storage from balance of plant



                                 Ridell/All American

                  (Charles - per our conversation NBA
                                           12/28/98 (initialed handwritten note)

                                    ADDENDUM


                  THIS ADDENDUM, made and entered into this 1st day of Feb, 2000 is an Addendum to the Agreement to Build and Lease dated October 30, 1998 by and between MMCA Development, LLC. hereinafter referred to as Lessor, and ALL AMERICAN SPORTS CORPORATION, hereinafter referred to as "Lessee".

                                   WITNESSETH:

                  WHEREAS, the parties hereto have entered into an Agreement to Build and Lease (Lease) dated December 30, 1998 and;

                  WHEREAS, the parties hereto desire to amend said lease.

                  NOW, THEREFORE, in consideration of the mutual promises contained, the parties hereto agree as follows:

                  1. Exhibit A attached hereto and made a part hereof describes the premises which Lessor has leased, rented, let and demised to Lessee pursuant to said Lease.

                  2. Paragraph 6 of said Lease is amended to read as follows:

                  "Lessee agrees to pay promptly and before they become delinquent all taxes, general and special, imposed at any time during the term of this lease upon or against the premises, including the land and all improvements now or hereafter thereon which may be lawfully assessed in the name of Lessor."

                  3. Lessor has incurred as additional costs of construction by reason of change of the originally approved plans and specifications of said Lease as requested by Lessee not reflected in the plans and specifications as approved by lessee the sum of Two Hundred Sixty Six Thousand Six Hundred Thirty Five and no/100 Dollars ($266,635.00) which costs and changes include the sprinkler system. Lessee is entitled to allowances as set forth Paragraph 4(B) of said

         Lease for a net amount of One Hundred Sixty Six Thousand Six Hundred Thirty Five and no/100 Dollars ($166,635.00) for said additional costs of construction

                  In addition, Lessor has purchased equipment as set forth in Exhibit B attached hereto for a total costs of Two Hundred Forty Five Thousand Three Hundred Fourteen Dollars ($245,314.00). Lessee agrees to lease said equipment from Lessor over the last one hundred seventy six
         (176) months of the term of this lease at a monthly rental of Two Thousand Six Hundred Sixty Three and 52/100 Dollars ($2,663.52). At the expiration of said equipment lease. Lessee shall have the option to purchase said equipment for the sum of One Dollar ($1.00).

                  Accordingly, the Lessee shall pay to Lessor the sum of Four Thousand Four Hundred Seventy Three and 21/100 Dollars ($4,473.21) per month in addition to the rental set forth is Paragraph 4(A) of the Lease, or a total of Thirty One Thousand Six Hundred Forty Two and 21/100 Dollars ($31,642.21) for the last one hundred seventy six months
         (176) of the term of said Lease.

                  IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


         1N THE PRESENCE OF.                   MMCA DEVELOPMENT, LLC.


          /s/ Gayle L. Redlick                 By: /s/
         ---------------------------------        ------------------------------
                                               Its:

          /s/ Jay Cromwell
         ---------------------------------     ALL AMERICAN SPORTS
                                               CORPORATION

          /s/ Gayle L. Redlick
         --------------------------------      By: /s/ William D. Logan
                                                  ------------------------------
                                               Its: VP Finance
          /s/ Jay Cromwell
         ---------------------------------

                                    EXHIBIT B


                Paint system - new Elyria Facility
                Air compressors/lines
                New facility wiring/cabling/alarm system
                Racks/shelving
                Duct work/air hood unit
                Laundry installation excluding machinery
                Signs